Exhibit 99.3

PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

IESI Corporation’s (IESI) historical condensed consolidated financial statements as of and for the year ended December 31, 2002 are derived from its consolidated financial statements included in the Company’s Annual Report on Form 10-K as filed on March 25, 2003 with the Commission. The historical condensed consolidated balance sheet and income statement as of and for the nine months ended September 30, 2003 have been derived from its unaudited condensed consolidated financial statements included in the Company’s report on Form 10-Q as filed with Commission on November 13, 2003.

On October 9, 2003, IESI acquired Seneca Meadows, Inc. (“SMI”). The SMI historical financial statements for the year ended December 31, 2002, and for the nine months ended September 30, 2003, are derived from the SMI financial statements, which are included in Item 7a of this Current Report on Form 8-K/A. IESI funded the acquisition with approximately $5,200,000 in cash, $138,800,000 in net borrowings and the proceeds from the issuance of $46,520,000 in Series E Preferred Stock. Additionally, if certain permits are obtained that increase the allowable daily disposal volume of the landfill acquired and increased average daily disposal volume milestones are achieved, then IESI will be required to pay to SMI’s former shareholder $15,000,000 as additional purchase price.

The pro forma adjustments for the SMI acquisition reflect the pro forma adjustments under the purchase method of accounting, adjustments to record additional borrowings and the issuance of Series E Preferred Stock by IESI to complete the purchase, and other adjustments. The estimated fair values and useful lives of certain assets acquired and certain liabilities assumed, consisting primarily of specifically identifiable intangible assets and environmental liabilities, are based on preliminary valuations and are subject to final valuation adjustments.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2002 and for the nine months ended September 30, 2003, assume that the acquisition of SMI occurred on January 1, 2002. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2003 assumes that the acquisition of SMI occurred on September 30, 2003. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2002, reflect the effects of the adoption of Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations (SFAS 143), as if SFAS 143 had been adopted on January 1, 2002.

The pro forma financial information should be read in conjunction with the IESI and SMI historical financial statements as of and for the year ended December 31, 2002 and the unaudited condensed consolidated historical financial statements as of and for the nine months ended September 30, 2003.  The pro forma information is not necessarily indicative of future earnings or earnings that would have been reported for the periods presented had these transactions been completed at the beginning of the earliest period presented.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AT SEPTEMBER 30, 2003

	IESI September 30, 2003	Seneca Meadows September 30, 2003	Pro Forma Adjustments		Pro Forma Balances
Current assets
Cash and cash equivalents	$3,174,863	$5,409,833	$(4,000,000	)(2d)	$4,584,696
Accounts receivable – trade	33,320,825	6,834,184	(62,000	)(1)	40,093,009
Deferred income taxes	849,163	—	—		849,163
Prepaid expenses and other current assets	5,601,758	307,232	—		5,908,990
Total current assets	42,946,609	12,551,249	(4,062,000)		51,435,858
Property and equipment, net	272,276,665	15,453,240	198,153,626	(2b)	485,883,531
Goodwill	137,707,911	—	—		137,707,911
Other intangible assets, net	23,627,979	—	5,000,000	(2e)	34,113,979
			5,486,000	(3)
Restricted investments held for landfill closure/post closure obligations	—	24,876,528	(24,876,528	)(2d)	—
Interest receivable-restricted investments	—	299,680	(299,680	)(2d)	—
Other assets	5,269,776	45,000	(1,147,000	)(2g)	4,167,776
Total assets	$481,828,940	$53,225,697	$178,254,418		$713,309,055

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable-trade	$21,351,052	$2,331,573	$(62,000	)(1)	$23,620,625
Accrued expenses and other current liabilities	20,333,980	379,918	1,857,000	(2f)	22,570,898
Deferred revenue	5,554,992	—	—		5,554,992
Current portion of long-term debt	87,055	1,286,888	—		1,373,943
Total current liabilities	47,327,079	3,998,379	1,795,000		53,120,458
Long-term debt	239,415,599	758,425	144,316,000	(3)	384,490,024
Accrued environmental and landfill costs	12,580,136	44,174,589	(10,160,000	)(2c)	46,594,725
Deferred income taxes	8,472,303	—	—		8,472,303
Other liabilities	1,326,123	77,722	—		1,403,845
Total liabilities	$309,121,240	$49,009,115	$135,951,000		$494,081,355
Commitments and contingencies
Redeemable preferred stock	228,620,326	—	46,520,000	(3)	275,140,326
Stockholders’ equity (deficit)	(55,912,626)	4,216,582	(4,216,582	)(1)	(55,912,626)
Total liabilities and stockholders’ equity (deficit)	$481,828,940	$53,225,697	$178,254,418		$713,309,055

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE NINE
MONTHS ENDING SEPTEMBER 30, 2003

	IESI September 30, 2003	Seneca Meadows September 30, 2003	Pro Forma Adjustments		Pro Forma Balances

Services revenue	$180,488,860	$36,662,278	$(2,246,000	)(1)	$214,905,138
Costs and expenses:
Operating	117,926,153	9,103,505	(2,246,000	)(1)	124,375,658
	—	—	(408,000	)(2i)	—
General and administrative	23,004,009	3,740,642	—		26,744,651
Depreciation, depletion and amortization	26,148,547	7,632,300	7,744,000	(2h)	42,274,847
	—	—	750,000	(2j)	—
	167,078,709	20,476,447	5,840,000		193,395,156
Income from operations	13,410,151	16,185,831	(8,086,000)		21,509,982
Interest income (expense), net	(13,778,137)	807,897	(6,542,000	)(2k)	(20,335,240)
	—	—	(823,000	)(2l)	—
Other income (expense)	(260,227)	107,339	—		(152,888)
Income (loss) before income taxes	(628,213)	17,101,067	(15,451,000)		1,021,854
Income tax expense	(2,314,080)	—	—		(2,314,080)
Net income (loss)	$(2,942,293)	$17,101,067	$(15,451,000)		$(1,292,226)

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE
TWELVE MONTHS ENDING DECEMBER 31, 2002

	IESI December 31, 2002	Seneca Meadows December 31, 2002	Pro Forma Adjustments		Pro Forma Balances

Services revenue	$212,940,552	$47,747,066	$(2,504,000	)(1)	$258,183,618
Costs and expenses:
Operating	139,640,790	14,451,006	(2,504,000	)(1)	150,489,796
			(1,098,000	)(2i)
General and administrative	25,536,654	4,255,438	—		29,792,092
Depreciation, depletion and amortization	27,848,910	7,202,637	10,304,000	(2h)	46,355,547
			1,000,000	(2j)
	193,026,354	25,909,081	7,702,000		226,637,435
Income from operations	19,914,198	21,837,985	(10,206,000)		31,546,183
Interest income (expense), net	(14,067,694)	1,080,227	(8,716,000	)(2k)	(22,800,467)
			(1,097,000	)(2l)
Loss on termination of interest rate swaps	(825,665)	—	—		(825,665)
Loss on extinguishment of debt	(585,591)	—	—		(585,591)
Other expense	(103,487)	(77,261)	—		(180,748)
Income (loss) before income taxes	4,331,761	22,840,951	(20,019,000)		7,153,712
Income tax expense	(3,726,254)	—	—		(3,726,254)
Net income (loss)	$605,507	$22,840,951	$(20,019,000)		$3,427,458

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

1.               All material intercompany transactions between IESI and SMI have been eliminated from all periods presented.

2.               A summary of the components of the total purchase price is:

Amount
Total consideration paid by IESI (a)	$184,589,000
Transaction costs	6,383,000
Total purchase price	$190,972,000

(a) Total consideration paid by IESI includes cash on SMI’s September 30, 2003 balance sheet which was transferred to the seller at closing as described in (d) below.

The following is a reconciliation of total purchase price to total additional borrowings:

Amount
Total purchase price	$190,972,000
Add:
Fees incurred to amend IESI’s senior secured credit facility	5,486,000
Less:
Net proceeds from issuance of preferred stock	(46,520,000)
Cash transferred to seller at closing from SMI	(4,000,000)
Transaction costs reflected in historical balance sheets	(1,147,000)
Transaction costs to be incurred	(475,000)

Total additional borrowings on long-term debt	$144,316,000

(b)  A pro forma adjustment has been made as of September 30, 2003 to reflect property and equipment of SMI at estimated fair value.

(c)  A pro forma adjustment has been made as of September 30, 2003 to reflect accrued environmental and landfill costs at estimated fair value assuming a landfill expansion not assumed by SMI prior to acquisition by IESI. IESI believes that the assumed expansion meets the criteria used by IESI to determine if such expansions are probable as disclosed in IESI’s Annual Report on Form 10-K for the year ended December 31, 2002.

(d ) A pro forma adjustment has been made as of September 30, 2003 to eliminate restricted investments and interest receivable on restricted investments on SMI’s September 30, 2003 balance sheet that were not acquired by IESI.  Additionally, a pro forma adjustment has been made to eliminate cash on SMI’s September 20, 2003 balance sheet that the seller received as consideration in lieu of additional cash from IESI.

(e)  A pro forma adjustment has been made as of September 30, 2003, to reflect the preliminary estimated fair value of separately identifiable intangible assets acquired.

(f)   Pro forma adjustments have been made as of September 30, 2003, to reflect the accrual of additional transaction costs and the accrual of preferred stock financing costs to be paid subsequent to the acquisition date.

(g)  A pro forma adjustment has been made as of September 30, 2003, to reflect the reclassification of transaction costs previously incurred by IESI.

(h)  A pro forma adjustment has been made for the nine months ended September 30, 2003 and the twelve months ended December 31, 2002 to reflect depreciation and depletion of property and equipment using estimated fair value and estimated remaining lives ranging from 3 to 22 years. A pro forma adjustment has also been made for the year ended December 31, 2002, to reflect the effects of SFAS 143 as if SFAS 143 had been adopted as of January 1, 2002.

(i)   A pro forma adjustment has been made for the nine months ended September 30, 2003 and the twelve months ended December 31, 2002 to reflect the change in accretion expense using the revised estimated fair value of accrued landfill costs. A pro forma adjustment has also been made for the year ended December 31, 2002 to reflect the effects of SFAS 143 as if SFAS 143 had been adopted as of January 1, 2002.

(j) A pro forma adjustment has been made for the nine months ended September 30, 2003 and the twelve months ended December 31, 2002 to reflect amortization expense of acquired separately identifiable intangible assets using an estimated remaining life of 5 years.

(k)  A pro forma adjustment has been made for the nine months ended September 30, 2003 and the twelve months ended December 31, 2002 to reflect additional interest expense related to the increase in long-term debt associated with the acquisition and the decrease in interest income as a result of the seller retaining the restricted investments described in (d) above.

(l) A pro forma adjustment has been made for the nine months ended September 30, 2003 and the twelve months ended December 31, 2002 to reflect additional interest expense for the amortization of debt issue costs, described in 3. below, over the remaining 5-year term of the amended senior secured credit facility.

3.                                       Pro forma adjustments have been made as of September 30, 2003, to reflect additional borrowings under IESI’s amended senior secured credit facility incurred to finance the purchase price of the acquisition, to reflect fees incurred to amend IESI’s senior secured credit facility, and to reflect the issuance of redeemable preferred stock by IESI, the proceeds of which were used to finance the purchase price of the acquisition as described in 2(a) above.